EXHIBIT 10.4

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 10th day of  July, 2013, by and between SaaSMAX Inc., a Nevada corporation (hereinafter referred to as “SaaSMAX ”) and Dina Moskowitz , the majority shareholder of SaaSMAX  (hereinafter referred to as “Shareholder”),   upon the following premises:

Premises

WHEREAS, SaaSMAX is a company that is fully reporting under the Securities Act of 1934, and

WHEREAS, SaaSMAX Corp. is a Nevada corporation that is a wholly owned subsidiary (the "Subsidiary") of SaaSMAX, and

WHEREAS, Shareholder agrees to acquire 100% of the issued and outstanding shares of the Subsidiary from the SaaSMAX in exchange for Shareholder agreeing to cancel 2,156,704 common shares of SaaSMAX (the “Exchange”) on the terms described herein.;

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SAASMAX

SAASMAX represents and warrants as of the Closing Date, as defined below, as follows:

Section 1.01 Incorporation.  SAASMAX is a company duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of SAASMAX’s articles of incorporation.  SAASMAX has taken all actions required by law and its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement.  SAASMAX has full power, authority, and legal capacity and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares.  The number of shares which SAASMAX is authorized to issue consists of 100,000,000 shares of common stock, par value of $0.001 per share and 20,000,000 shares of preferred stock, par value $.001 per share.  There are 4,429,704 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations.  Other than the Subsidiary, SAASMAX does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which SAASMAX is a party or to which any of its assets, properties or operations are subject.

Section 1.05 Compliance With Laws and Regulations.  To the best of its knowledge, SAASMAX has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SAASMAX or except to the extent that noncompliance would not result in the occurrence of any material liability for SAASMAX.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.06 Approval of Agreement.  The Board of Directors of SAASMAX has authorized the execution and delivery of this Agreement by SAASMAX and has approved this Agreement and the transactions contemplated hereby, and will recommend to the SAASMAX Shareholders that the Exchange be accepted.

Section 1.07 SAASMAX Information.   The information contained in the Post Effective Amendment, declared "Effective" by the United States Securities & Exchange Commission on April 18, 2013 is true and correct, and there have been no material changes to SaaSMAX since such date.

Section 1.08 Valid Obligation.  This Agreement and all agreements and other documents executed by SAASMAX in connection herewith constitute the valid and binding obligation of SAASMAX, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF

SHAREHOLDER

The Shareholder hereby represents and warrants to SaaSMAX as follows.

Section 2.01 Good Title.   Shareholder is the record and beneficial owner, and has good title to the 2,156,704 SAASMAX common shares, with the right and authority to sell and deliver such SAASMAX common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated, SAASMAX, will receive good title to such SAASMAX common shares, free and clear of all Liens.

Section 2.02 Power and Authority. Shareholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform her obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

Section 2.03 No Conflicts.  The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of her obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Shareholder and (c) will not violate or breach any contractual obligation to which the Shareholder is a party.

Section 2.04 Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by the Shareholder will be acquired for investment for its her own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 2.05 Acquisition of Exchange Shares for Investment.

(a) Shareholder is acquiring the Exchange Shares for investment for Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and  Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Shareholder further represents that she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Shareholder represents and warrants that she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Subsidiary and its securities.

(c) Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(d) Shareholder acknowledges that she has carefully reviewed such information as she has deemed necessary to evaluate an investment in the Subsidiary, and she has been furnished all materials that he has requested relating to the Subsidiary and the issuance of the Exchange Shares hereunder,

(g) Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.   Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Subsidiary compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h) The SAASMAX Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the SAASMAX Shareholder under this Section 3.05 shall survive the Closing.

ARTICLE III

PLAN OF EXCHANGE

Section 3.01 The Exchange.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Shareholder, by executing this Agreement, shall deliver for cancellation, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 2,156,704shares (the "Shares") of SAASMAX, constituting all of the shares of SAASMAX held by Shareholder; the objective of such Exchange being the acquisition by Shareholder of not less than 100% of the issued and outstanding shares of the Subsidiary.  In exchange for the transfer of the Shares by the Shareholder, SaaSMAX shall transfer and assign to the Shareholder, her affiliates or assigns, all of the outstanding shares of the Subsidiary held by the SAASMAX (the “Exchange Shares”). At the Closing Date,the Shareholder shall, on surrender of her certificate or certificates representing her Shares to SAASMAX or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing her interest in the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of the Subsidiary shall be held by Shareholder.

Section 3.02 Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on the 10th day after SAASMAX files a Form 14f with the United States Securities & Exchange Commission and transmits to all shareholders of record a copy of such Form 14f. . Such Closing shall take place at a mutually agreeable time and place, and may be completed through he exchange of electronically transmitted counterparts of this Agreement  and ancillary documentation.

Section 3.03 Closing Events.  At the Closing, SAASMAX, and the Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Delivery of Books and Records.  At the Closing, SaaSMAX shall use its best efforts to deliver to Shareholder, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the Subsidiary which is now in the possession of SaaSMAX or its representatives.

Section 4.02 Third Party Consents and Certificates.   SAASMAX, and its officers, agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.  Specifically, the parties each agree to obtain the following consents as soon as practicable after Closing:

Section 4.03 Spin Off / Assumption of  Subsidiary Liabilities.  At Closing, pursuant to an Asset Purchase Agreement in the form attached hereto as Attachment A, SaaSMAX will have completed the transfer of the business of SaaSMAX to the Subsidiary in consideration of 4,000,000 shares of the Subsidiary and the assumption of certain indebtedness of SaaSMAX.

Section 4.04 Designation of Directors and Officer.  At the Closing,  Harold C. Moll and Rob Rainer shall be appointed as directors of SAASMAX, and the existing officer and director after the signing of this Agreement, shall tender her resignation of her positions held with SaaSMAX effective immediately.

Section  4.05 Use of the name "SaaSMAX.  SaaSMAX agrees that the name and goodwill associated with the name SaaSMAX shall be the exclusive property of the Subsidiary, and SaaSMAX agrees that as soon as practicable, it will change its corporate name to a name not using the word SaaSMAX . Further, during the interim period between the date of this Agreement and the date upon which SaaSMAX changes its corporate name, SaaSMAX shall not compete with the business of the Subsidiary.

Section 4.06 Indemnification.  (a) Shareholder hereby agrees to indemnify SAASMAX and each of the officers, agents, and directors of SAASMAX against any loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) SaaSMAX hereby agrees to indemnify Shareholder as of the date of execution of this Agreement against any loss to which it or they may become subject arising out of against any loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article I of this Agreement

ARTICLE V

MISCELLANEOUS

Section 5.01 Brokers.   Shareholder and SAASMAX each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 5.02  Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.  Venue for all matters set forth in this Agreement, shall be in the Superior Court located in San Diego County, in the State of California, without giving effect to principles of conflicts of law there under.   By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 5.03  Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to SAASMAX, to:

SaaSMAX, Inc.

7770 Regents Road, Suite 113-129

San Diego, California 92122

Phone: 858-518-0447

If to Shareholder, to:

Dina Moskowitz

3270 Caminito Eastbluff, Suite 95

La Jolla, CA 92037, USA

Copy to: Stanley Moskowitz

13291 Kibbings Road

San Diego, CA 92130

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 5.04 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.05 Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 5.06 Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 5.07  Third Party Beneficiaries.  This contract is strictly between Shareholder and SAASMAX, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 5.08 Expenses.  Each of Shareholder and SAASMAX will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 5.9  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.10  Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 5.11  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 5.12  Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 5.13  Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

SaaSMAX, Inc.

By: /s/ Dina Moskowitz

Dina Moskowitz, CEO

Shareholder

By: /s/ Dina Moskowitz

Dina Moskowitz